UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2008

Luna Innovations Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-52008	54-1560050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Riverside Circle, Suite 400

Roanoke, Virginia 24016

(Address of principal executive offices, including zip code)

540-769-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 21, 2008, Luna Innovations Incorporated and its subsidiary, Luna Technologies, Inc., entered into a Loan and Security Agreement with Silicon Valley Bank.

The $10 million credit facility includes a four-year term debt of $5 million and a remaining facility available under a four-year revolving line of credit of up to $10 million.

As set forth in the attached Loan and Security Agreement, the facility is secured by certain company assets and is subject to certain covenants, including certain EBITDA milestones and liquidity ratios.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
99.1	Loan and Security Agreement between Silicon Valley Bank and Luna Innovations Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUNA INNOVATIONS INCORPORATED

By:	/S/ KEVIN W. HOLT
Kevin W. Holt
Vice President and General Counsel

Date: May 23, 2008